Exhibit 23


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 8, 1998, accompanying the consolidated financial statements and schedule of Arctic Cat Inc. and Subsidiaries included in the Annual Report on Form 10-K of Arctic Cat Inc. for the year ended
March 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Arctic Cat Inc. on Forms S-8 (File No. 33-37065, effective October 1, 1990, File No. 33-69916, effective October 4, 1993, and File No. 33-97244, effective September 22, 1995).



/s/Grant Thornton LLP
______________________
Minneapolis, Minnesota
June 16, 1998